    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 2000

                                                      REGISTRATION NO. 333-
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           EL PASO ENERGY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                             76-0568816
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

                             EL PASO ENERGY BUILDING
                              1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
                                 (713) 420-2131
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                           EL PASO ENERGY CORPORATION
                              STRATEGIC STOCK PLAN
                            (FULL TITLE OF THE PLAN)

                             BRITTON WHITE JR., ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             EL PASO ENERGY BUILDING
                              1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
                                 (713) 420-2131
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                                                        PROPOSED
                                                                       PROPOSED          MAXIMUM
                                                                       MAXIMUM          AGGREGATE       AMOUNT OF
             TITLE OF SECURITIES                  AMOUNT TO BE      OFFERING PRICE      OFFERING      REGISTRATION
               TO BE REGISTERED                  REGISTERED (1)      PER SHARE (2)      PRICE (2)        FEE (2)
--------------------------------------------------------------------------------------------------------------------
Common Stock (including associated preferred
stock purchase rights), par value $3.00 per     2,000,000 shares        $37.50        $75,000,000       $19,800
share
--------------------------------------------------------------------------------------------------------------------

(1) Includes an indeterminate amount of additional shares which may be necessary to adjust the number of shares reserved for issuance as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of a share of the Registrant's Common Stock for January 12, 2000 as reported on the New York Stock Exchange and in The Wall Street Journal on January 13, 2000.

================================================================================

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement on Form S-8 is being filed solely to register additional securities. In accordance with General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant's registration statement on Form S-8 (No. 333-26823), including Post-Effective Amendment No. 1 thereto, relating to the El Paso Energy Corporation Strategic Stock Plan.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, which contains audited financial statements for the most recent year for which such statements have been filed;

                  (b) All other reports filed by the Registrant pursuant to
         Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above;

                  (c) The Joint Proxy Statement/Prospectus dated April 7, 1999, filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), and included in its Registration Statement on Form S-4 (File No. 333-75781) and as amended by Amendment No. 1 dated April 8, 1999, and as further amended by Amendment No. 2, dated April 30, 1999; and

                  (d) The description of the Registrant's Common Stock, par value $3.00 per share, contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 3, 1998, and a description of the Registrant's preferred stock purchase rights associated with its Common Stock, contained in Registrant's Registration Statement on Form 8-A/A filed with the Commission on January 29, 1999, pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purposes of updating such descriptions.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or Prospectus.

ITEM 8.  EXHIBITS.

       Exhibit
       Number         Description

        5.1 Opinion of Andrews & Kurth L.L.P. regarding the legality of the securities being registered hereunder.

       10.1 El Paso Energy Corporation Strategic Stock Plan, Amended and Restated as of December 3, 1999.

       23.1 Consent of Counsel (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

       23.2           Consent of PricewaterhouseCoopers LLP.

       24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).


ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 14 day of January, 2000.


                                      EL PASO ENERGY CORPORATION



                                      By:           /s/ William A. Wise
                                         ---------------------------------------
                                                      WILLIAM A. WISE
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes
H. Brent Austin and Britton White Jr., and each of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.


               Signature                                  Title                                       Date
               ---------                                  -----                                       ----
          /s/ William A. Wise                  President, Chief Executive                      January 14, 2000
-----------------------------------------      Officer and Director
            William A. Wise


          /s/ H. Brent Austin                  Executive Vice President                        January 14, 2000
-----------------------------------------      and Chief Financial Officer
            H. Brent Austin



         /s/ Jeffrey I. Beason                 Senior Vice President and Controller            January 14, 2000
-----------------------------------------      (Chief Accounting Officer)
           Jeffrey I. Beason

        /s/ Ronald L. Kuehn, Jr.               Chairman of the Board                           January 14, 2000
-----------------------------------------
          Ronald L. Kuehn, Jr.

          /s/ Byron Allumbaugh                 Director                                        January 14, 2000
-----------------------------------------
            Byron Allumbaugh

        /s/ Juan Carlos Braniff                Director                                        January 14, 2000
-----------------------------------------
          Juan Carlos Braniff

          /s/ James F. Gibbons                 Director                                        January 14, 2000
-----------------------------------------
            James F. Gibbons

            /s/ Ben F. Love                    Director                                        January 14, 2000
-----------------------------------------
              Ben F. Love

           /s/ Max L. Lukens                   Director                                        January 14, 2000
-----------------------------------------
             Max L. Lukens

         /s/ Kenneth L. Smalley                Director                                        January 14, 2000
-----------------------------------------
           Kenneth L. Smalley

         /s/ Adrian M. Tocklin                 Director                                        January 14, 2000
-----------------------------------------
           Adrian M. Tocklin

           /s/ Malcolm Wallop                  Director                                        January 14, 2000
-----------------------------------------
             Malcolm Wallop

            /s/ Joe B. Wyatt                   Director                                        January 14, 2000
-----------------------------------------
              Joe B. Wyatt

          /s/ Selim K. Zilkha                  Director                                        January 14, 2000
-----------------------------------------
            Selim K. Zilkha

                                INDEX TO EXHIBITS


         NUMBER                     DESCRIPTION
         ------                     -----------
          5.1     Opinion of Andrews & Kurth L.L.P., regarding the legality of the securities being registered hereunder.

         10.1     El Paso Energy Corporation Strategic Stock Plan, Amended and
                  Restated as of December 3, 1999.

         23.1     Consent of Counsel (included in the opinion filed as Exhibit
                  5.1 to this Registration Statement).


         23.2     Consent of PricewaterhouseCoopers LLP.


         24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).